Tender Form - Issuer Sponsored Holders

THIS DOCUMENT IS IMPORTANT. IF YOU DO NOT UNDERSTAND IT YOU SHOULD CONSULT YOUR PROFESSIONAL ADVISER WITHOUT DELAY.

Commonwealth Bank
Commonwealth Bank of Australia
ACN 123 123 124

Shares conferring an entitlement as at 20 February 2004

A

Number of Shares and price per Share tendered into the Buy-Back

I/We offer to sell the following Shares to CBA at the Tender Price(s) specified and on the terms and conditions set out in the Buy-Back Documents:

B

		as a **FINAL PRICE TENDER**	Insert the number of Shares (if any) you wish to tender as a Final Price Tender.
+		at $ 26.00 per Share	
+		at $ 26.75 per Share	
+		at $ 27.50 per Share	
+		at $ 28.25 per Share	Insert the number of Shares (if any) you wish to tender next to the price at which you wish to tender those Shares. **You should refer to the special instructions overleaf before completing this Form particularly if the number of Shares shown in Box A is 200 or less.**
+		at $ 29.00 per Share	
+		at $ 29.75 per Share	
+		at $ 30.50 per Share	
+		at $ 31.25 per Share	

C TOTAL NUMBER OF SHARES TENDERED

Add up all the Shares in each row in Box B and write that number in Box C. The total number of shares tendered **cannot** exceed your holding in Box A.

D **Please sign within the boxes below in accordance with instructions overleaf**

Individual or Joint Shareholder 1	Joint Shareholder 2	Joint Shareholder 3
Sole Director and Sole Company Secretary	Director/Company Secretary	Director

Please provide contact details:

Contact name	Contact daytime telephone	Date / /

CBA BBW001

Commonwealth Bank
Commonwealth Bank of Australia
ACN 123 123 124

Tender Form - Issuer Sponsored Holders

How to complete the Tender Form

The instructions below are cross-referenced to each section of the Tender Form. Please complete the form using black ink only.

A This is the total number of Shares registered in your name as at 20 February 2004 that confer an entitlement to participate in the Buy-Back.

B If the number of Shares shown in Box A is 200 or less, you must tender all of the Shares you wish to tender **either** as a Final Price Tender **or** at **one** of the specified prices at Box B. You cannot tender different parcels of Shares at different Tender Prices.

If the number of Shares shown in Box A is more than 200, you may tender different parcels of Shares at different Tender Prices. For example, you may tender some Shares shown in Box A as a Final Price Tender, some Shares at the specified price of, say $26.00, and some Shares at the specified price of, say $28.25. Each parcel of Shares tendered at a different Tender Price is a separate Tender.

C You must add up the number of Shares inserted in Box B and write the total number in Box C. This total number must not exceed the number of Shares shown in Box A.

D Sign the Tender Form at Box D. By signing and returning this Tender Form you acknowledge that you have read and understood the Buy-Back Documents and that the Tender(s) specified on this Tender Form are offers to sell the tendered Shares to CBA at the Tender Price(s) specified and on the terms and conditions set out in the Buy-Back Documents.

Joint shareholders - all holders must sign.

Under power of attorney - if not already noted by the CBA Share Registry, a certified copy of the power of attorney must accompany this form. Where this form is signed under power of attorney, the attorney declares that the attorney has no notice of revocation of the power or the death of the donor of the power.

Deceased estate - all executors should sign and, if not already noted by the CBA Share Registry, a certified copy of probate or letters of administration must accompany this form.

Company - this form must be signed by 2 directors, a director and company secretary or, in the case of a company with a sole director who is also the sole company secretary, the sole director.

Submitting your Tender Form

If you require further information on how to complete this form please contact the CBA Buy-Back enquiry line on **1800 022 440** (within Australia) or **+61(2) 8280 7110** (outside Australia).

Send or deliver your completed and signed Tender Form to the following address, or if mailing within Australia, use the enclosed reply paid envelope, so that your Tender Form is received no later than 7.00 pm Sydney time on Friday, 26 March 2004.

If sending by mail
ASX Perpetual Registrars Limited
Commonwealth Bank of Australia
Buy-Back Tender
Locked Bag A14
Sydney South NSW 1235

If hand delivering
ASX Perpetual Registrars Limited
Commonwealth Bank of Australia
Buy-Back Tender
Level 8, 580 George St
Sydney NSW 2000